Exhibit 8.1

List of Subsidiaries of Suzano S.A.

Subsidiaries	Country of Incorporation

BAHIA PRODUTOS DE MADEIRA S.A.	BRAZIL
CELLUFORCE INC.	CANADA
ENSYN CORPORATION	U.S.
F&E TECHNOLOGIES, LLC	U.S.
F&E TECNOLOGIA DO BRASIL S.A.	BRAZIL
FIBRIA CELULOSE (U.S.A.), INC.	U.S.
FIBRIA OVERSEAS FINANCE LTD	CAYMAN ISLANDS
FIBRIA TERMINAL DE CELULOSE DE SANTOS SPE S.A.	BRAZIL
FUTURAGENE AGRIDEV (XINJIANG) COMPANY LTD.	CHINA
FUTURAGENE BIOTECHNOLOGY (SHANGAI) COMPANY LTD.	CHINA
FUTURAGENE DELAWARE INC.	U.S.
FUTURAGENE HONG KONG LTD.	HONG KONG
FUTURAGENE INC.	U.S.
FUTURAGENE ISRAEL LTD.	ISRAEL
FUTURAGENE LTD	ENGLAND
IBEMA COMPANHIA BRASILEIRA DE PAPEL	BRAZIL
ITACEL – TERMINAL DE CELULOSE DE ITAQUI S.A.	BRAZIL
MAXCEL EMPREENDIMENTOS E PARTICIPAÇÕES S.A.	BRAZIL
MUCURI ENERGÉTICA S.A.	BRAZIL
PAINEIRAS LOGÍSTICA E TRANSPORTES LTDA.	BRAZIL
PORTOCEL – TERMINAL ESPECIALIZADO DE BARRA DO RIACHO S.A.	BRAZIL
PROJETOS ESPECIAIS E INVESTIMENTOS LTDA.	BRAZIL
RIO VERDE PARTICIPAÇÕES E PROPRIEDADE RURAIS S.A.	BRAZIL
SPINNOVA OY	FINLAND
SFBC PARTICIPAÇÕES LTDA.	BRAZIL
STENFAR S.A. INDUSTRIAL COMERCIAL IMPORTADORA Y EXPORTADORA	ARGENTINA
SUZANO CANADA INC.	CANADA
SUZANO INTERNATIONAL TRADE GMBH	AUSTRIA
SUZANO AUSTRIA GMBH	AUSTRIA
SUZANO OPERAÇÕES FLORESTAIS E INDUSTRIAIS S.A.	BRAZIL
SUZANO PULP AND PAPER AMERICA, INC.	U.S.
SUZANO PULP AND PAPER EUROPE S.A.	SWITZERLAND
SUZANO SHANGHAI LTD.	CHINA
SUZANO TRADING LTD.	CAYMAN ISLANDS
SUZANOTRADING INTERNATIONAL	HUNGARY
VERACEL CELULOSE S.A.	BRAZIL
WOP – WOOD PARTICIPAÇÕES LTDA.	BRAZIL